UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01. REGULATION FD DISCLOSURE

On March 30, 2018, Toys “R” Us, Inc. (the “Company”) is providing as an attachment to this report certain consolidated operating results and balance sheet items regarding the business of TRU Taj LLC, an indirect subsidiary of the Company (“TRU Taj”), and its subsidiaries in accordance with Section 4.03(c)(1) of the indenture (the “Schedule D Information”), dated as of September 22, 2017, by and among TRU Taj, as issuer, TRU Taj Finance, Inc., as the co-issuer, the Company, as a parent guarantor, the additional guarantors party thereto, and Wilmington Fund Savings Society, FSB, as trustee and collateral trustee, and as amended from time to time. The Schedule D Information is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	EXHIBITS.

(d)     Exhibits

Number	Description

99.1	Schedule D Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.

(Registrant)

Date: March 30, 2018

By:

/s/ James M. Young

Name:

James M. Young

Title:

Executive Vice President, General Counsel and Corporate Secretary